Exhibit 4.2

Conformed Version

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This AMENDMENT NO. 3 TO CREDIT AGREEMENT dated as of August 25, 2020 (this “Amendment”) is made among REPUBLIC SERVICES, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the Lenders party hereto. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Credit Agreement described below.

RECITALS:

A.    The Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of June 8, 2018 (as modified by that certain Limited Consent dated as of August 21, 2019 and as amended by that certain Amendment No. 1 to Credit Agreement dated as of May 18, 2020 and that certain Amendment No. 2 to Credit Agreement dated as of July 14, 2020, and as in effect on the date hereof immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”), pursuant to which the Lenders have made available to the Borrower a revolving credit facility with a swing line sublimit and a letter of credit sublimit.

B.    The Borrower has advised the Administrative Agent and the Lenders that it desires to amend certain provisions of the Existing Credit Agreement, and the Administrative Agent and the Lenders are willing to effect such amendment on the terms and conditions contained in this Amendment.

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendments to the Existing Credit Agreement. Subject to and in accordance with the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the parties hereto hereby agree that as of the date hereof the Existing Credit Agreement is hereby amended as follows:

(a)    Section 5.09 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

5.09    Title to Properties. The Borrower and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in or rights to operate, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Effective Date, the property of the Borrower and its Subsidiaries (other than any Allied Unrestricted Subsidiary, Securitization Subsidiary or any Republic Insurance Entity) is subject to no Liens, other than Permitted Liens.

(b)    Section 7.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.01    Financial Condition Covenant - Total Debt to EBITDA Ratio. The Borrower shall not permit the Total Debt to EBITDA Ratio as of the last day of any fiscal quarter to be greater than 3.75 to 1.00; provided that if one or more Acquisitions permitted hereunder involving aggregate consideration in excess of $200,000,000 occur during a fiscal quarter, the Borrower shall have the right to elect to increase the maximum permitted Total Debt to EBITDA Ratio required to be maintained by this Section 7.01 to 4.25 to 1.00 during the fiscal quarter in which such permitted Acquisition or permitted Acquisitions, as the case may be, is consummated (the “Trigger Quarter”) and each of the following three fiscal quarters following the Trigger Quarter (such period, the “Elevated Ratio Period”) so long as there is at least one fiscal quarter end after the end of each Elevated Ratio Period at which the Total Debt to EBITDA Ratio is less than or equal to 3.75 to 1.00; provided that there shall be no more than two Elevated Ratio Periods during the term of this Agreement. Such election shall be made by the delivery of a written notice by the Borrower to the Administrative Agent making reference to this Section 7.01 and notifying the Administrative Agent of the Borrower’s exercise of this right on or prior to the date of the actual or required delivery of a Compliance Certificate for the Trigger Quarter.

(c)    The introductory paragraph of Section 7.03 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.03    Disposition of Assets. The Borrower shall not, and shall not permit any Subsidiary (other than any Allied Unrestricted Subsidiary, Securitization Subsidiary or any Republic Insurance Entity) to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing (including any sale-leaseback), except:

(d)    Section 7.12 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.12    Burdensome Agreements. The Borrower shall not, and shall not permit any Subsidiary (other than any Excluded Subsidiary) to, enter into any Contractual Obligation (other than this Agreement and any other Loan Document) that (a) limits the ability (i) of any Subsidiary (other than an Excluded Subsidiary) to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower, (ii) of any Subsidiary (other than an Excluded Subsidiary) to guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary (other than an Excluded Subsidiary) to create, incur, assume or suffer to exist Liens on property of such Person; or (b) requires the grant of a Lien to secure an obligation of such Person upon a Lien being granted to secure another obligation of such Person; except, in each case, (1) as required under applicable Requirements of Law, (2) as required under the Loan Documents, (3) for Permitted Liens, (4) for restrictions in any other agreement governing other pari passu Indebtedness of the Borrower permitted hereunder (including any Senior Note Indenture and that certain Credit Agreement dated as of August 25, 2020, among the Borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent thereunder (the “364-Day Credit Agreement”)) that is substantively similar to, or less restrictive than, the Senior Note Indentures that are in effect on the Effective Date or the 364-Day Credit Agreement that is in effect on the date of such agreement, (5) for prohibitions on assignment or transfer contained in leases and (6) as set forth in Schedule 7.12.

2.    Conditions Precedent to Amendment. The effectiveness of this Amendment is subject to (a) the accuracy of the representations and warranties set forth in Section 3 below on the date hereof, (b) the Administrative Agent’s receipt of counterparts of this Amendment duly executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, and (c) unless waived by the Administrative Agent, the payment of all fees and expenses of the Administrative Agent and the Lenders (including the reasonable fees and expenses of counsel to the Administrative Agent to the extent invoiced prior to the date hereof) in connection with this Amendment.

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3.    Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)

The representations and warranties of the Borrower contained in Article V of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) as of such earlier date and except that the representations and warranties in Section 5.11(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01.

(b)

Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c)

This Amendment has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, the Borrower, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

(d)	No Default or Event of Default has occurred and is continuing as of the date hereof or would result after giving effect to this Amendment and the transactions contemplated hereby.

4.    Entire Agreement. This Amendment, together with the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

5.    Full Force and Effect of Amendment. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Lender under the Credit Agreement or any of the other Loan Documents.

6.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature

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page of this Amendment by telecopy, facsimile or other electronic transmission (including .PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.

7.    Governing Law; Jurisdiction, Etc. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

8.    Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

9.    References. This Amendment shall constitute a Loan Document and all references in any of the other Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

10.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Lenders and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

11.    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

REPUBLIC SERVICES, INC.

By: /s/ Calvin R. Boyd
Name: Calvin R. Boyd
Title: Assistant Treasurer

Republic Services, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as
Administrative Agent

By: /s/ Mollie S. Canup
Name: Mollie S. Canup
Title: Vice President

Republic Services, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

LENDERS:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Michael Contreras
Name: Michael Contreras
Title: Director

Republic Services, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender and L/C Issuer

By: /s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

Republic Services, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and L/C Issuer

By: /s/ Kara Treiber
Name: Kara Treiber
Title: Director

Republic Services, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

BARCLAYS BANK PLC, as a Lender

By: /s/ Jake Lam
Name: Jake Lam
Title: Assistant Vice President

Republic Services, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

BNP PARIBAS, as a Lender and L/C Issuer

By: /s/ Mike Shryock
Name: Mike Shryock
Title: Managing Director

By: /s/ Claudia Zarate
Name: Claudia Zarate
Title: Managing Director

Republic Services, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

MIZUHO BANK, LTD., as a Lender and L/C Issuer

By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

Republic Services, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

MUFG BANK, LTD., as a Lender and L/C Issuer

By: /s/ Meng Zhang
Name: Meng Zhang
Title: Vice President

Republic Services, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

SUMITOMO MITSUI BANKING CORPORATION, as a Lender and L/C Issuer

By: /s/ Michael Maguire
Name: Michael Maguire
Title: Managing Director

Republic Services, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

TRUIST BANK, formerly known as Branch Banking and Trust Company and as successor by merger to SunTrust Bank, as a Lender and L/C Issuer

By: /s/ Brett Ross
Name: Brett Ross
Title: Senior Vice President

Republic Services, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

THE BANK OF NOVA SCOTIA, as a Lender and L/C Issuer

By: /s/ Robb Gass
Name: Robb Gass
Title: Managing Director

Republic Services, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender and L/C Issuer

By: /s/ Marty McDonald
Name: Marty McDonald
Title: Vice President

Republic Services, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

COBANK, ACB, as a Lender

By: /s/ Bryan Ervin
Name: Bryan Ervin
Title: Vice President

Republic Services, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Thomas A. Crandell
Name: Thomas A. Crandell
Title: Senior Vice President

Republic Services, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender and L/C Issuer

By: /s/ Karl Thomasma
Name: Karl Thomasma
Title: Senior Vice President

Republic Services, Inc.

Amendment No. 3 to Credit Agreement

Signature Page

ROYAL BANK OF CANADA, as a Lender

By: /s/ Benjamin Lennon
Name: Benjamin Lennon
Title: Authorized Signatory

Republic Services, Inc.

Amendment No. 3 to Credit Agreement

Signature Page